Exhibit 99.1

Inhibikase Therapeutics Announces First Quarter 2026

Financial Results and Highlights Recent Activity

WILMINGTON, Del., May 12, 2026 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (“Inhibikase” or “Company”), a clinical-stage pharmaceutical company developing IKT-001 for Pulmonary Arterial Hypertension (“PAH”), today reported financial results for the quarter ended March 31, 2026, and highlighted recent developments.

“We were excited to enroll the first patient in our registrational IMPROVE-PAH study last month, and are very pleased with our early progress obtaining country regulatory approvals to support initiation of clinical sites, including being one of the first companies to successfully take advantage of the new European Medicines Agency FAST-EU (Facilitating and Accelerating Strategic Trials in the European Union) initiative to accelerate multinational clinical trials,” said Mark Iwicki, Chief Executive Officer of Inhibikase. “With the recent approvals obtained in the first 16 countries worldwide, Inhibikase is well-positioned to initiate clinical site activations and seek to advance enrollment of IMPROVE-PAH. Later this week, we also look forward to the first of two new presentations of Phase 1 and pre-clinical studies of IKT-001 at the American Thoracic Society International Conference, to be held in Orlando, Florida.”

Recent Developments

•

In late April 2026, Inhibikase received confirmation from the European Medicines Agency that the Company is permitted to initiate our Phase 3 study in PAH, named IMPROVE-PAH (IKT-001 for Measuring Pulmonary Vascular Resistance and Outcome Variables in a Phase 3 Evaluation of PAH; NCT07365332), in 12 countries in the European Union. This approval brings the total country approvals for IMPROVE-PAH to 16, including the United States, Canada, New Zealand and Argentina, and further enables the Company to leverage this approval to seek the approval of an additional 3 countries in the European Union over the coming months to supplement our ongoing broader global country regulatory approval efforts.

•	The global IMPROVE-PAH study is a two-part adaptive Phase 3 study incorporating an initial 12-week dose titration phase designed to enable patients to get to the highest tolerable dose of IKT-001.

•	Part A of IMPROVE-PAH is a double blind, placebo-controlled study in approximately 140 patients with a primary endpoint of change in Pulmonary Vascular Resistance (“PVR”) at Week 24.

•

Part B of IMPROVE-PAH seamlessly begins following the last patient in Part A being enrolled and adopts an identical format to Part A, except the primary endpoint will be change in 6-minute walk distance (“6MWD”) at Week 24 in approximately 346 patients.

•

In addition to the titration benefits mentioned above, IMPROVE-PAH has the advantage of uninterrupted enrollment between Part A and Part B, together with the opportunity to undertake a sample size re-estimation for Part B based on Part A findings, if necessary.

•

In April 2026, Inhibikase announced that IMPROVE-PAH has been initiated with the recent activation of our first clinical sites in the United States, together with the enrollment of the first patient in the United States. Following the recent country approvals mentioned above, efforts to initiate clinical sites outside of the United States are now advancing.

•

In April 2026, Inhibikase submitted an Orphan Drug Designation (“ODD”) application to the U.S. Food and Drug Administration for IKT-001 for treatment of PAH recognizing that PAH is a high unmet medical need impacting approximately 50,000 Americans.

Upcoming Presentations

•	IKT-001 pre-clinical and Phase 1 data will be featured into two presentations at the American Thoracic Society (ATS) International Conference in Orlando, Florida on May 17 and 20, 2026:

•	Safety, Tolerability, and Pharmacokinetics of IKT-001, a Novel Prodrug of Imatinib, in Healthy Volunteers, on May 17, 2026

•	In Vitro Pharmacology and Preclinical Efficacy of IKT-001 in Pulmonary Arterial Hypertension, on May 20, 2026.

Financial Results

Cash Position: As of March 31, 2026, cash, cash equivalents and marketable securities were $170.4 million.

Net Loss: Net loss for the quarter ended March 31, 2026, was $16.4 million, or $0.10 per share, compared to a net loss of $13.7 million, or $0.15 per share in the quarter ended March 31, 2025.

R&D Expenses: Research and development expenses were $10.8 million for the quarter ended March 31, 2026, compared to $10.5 million for the quarter ended March 31, 2025, which included a one-time (non-cash) charge of $7.4 million for the acquired IPR&D related to the CorHepta acquisition.

SG&A Expenses: Selling, general and administrative expenses for the quarter ended March 31, 2026 were $7.4 million, compared to $5.2 million for the quarter ended March 31, 2025.

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing therapeutics to modify the course of cardiopulmonary diseases, namely, Pulmonary Arterial Hypertension (“PAH”), in which aberrant signaling through type III receptor tyrosine kinases, including platelet derived growth factor receptors and a stem cell factor receptor, known as “c-Kit,” has been implicated. Our lead product candidate is IKT-001, a prodrug of imatinib mesylate (“imatinib”), for PAH which is an orphan indication. Imatinib was first approved in the United States in 2001 for various cancers and blood disorders and, following more than 20 years of clinical use, has a well-characterized safety profile with the first reported use of imatinib in PAH occurring in 2005. PAH is a progressive, life-threatening disease characterized by pulmonary vascular remodeling and elevated pulmonary vascular resistance that affects approximately 50,000 Americans. Our single pivotal Phase 3 clinical study in PAH in approximately 180 sites around the world, named IMPROVE-PAH (IKT-001 for Measuring Pulmonary Vascular Resistance and Outcome Variables in a Phase 3 Evaluation of PAH), is actively enrolling patients.

Social Media Disclaimer

Investors and others should note that the Company announces material financial information to investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use LinkedIn as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the potential effects of IKT-001, the advancement of the Company’s global pivotal Phase 3 clinical study of IKT-001 in PAH, including the timing, design, and conduct of the IMPROVE-PAH study and related regulatory submissions, the Company’s ability to obtain additional regulatory approvals for the IMPROVE-PAH study, the Company’s beliefs regarding the potential advantages of the Phase 3 clinical study of IKT-001, or future events or conditions. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to execute a Phase 3 study to evaluate IKT-001 as a treatment for PAH, as well as such other factors that are included in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Investor Relations:

Michael Moyer

LifeSci Advisors

mmoyer@lifesciadvisors.com

—tables to follow—

Inhibikase Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$49,573,510	$139,220,208
Marketable securities	120,795,235	39,543,820
Prepaid research and development	514,910	1,001,993
Prepaid expenses and other current assets	1,292,813	343,374

Total current assets	172,176,468	180,109,395
Prepaid research and development, noncurrent	1,000,000	1,000,000
Other assets	155,759	95,121

Total assets	$173,332,227	$181,204,516

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,587,305	$1,158,054
Accrued expenses and other current liabilities	4,124,654	4,081,282
Contingent consideration liability	—	3,061,501

Total current liabilities	5,711,959	8,300,837

Total liabilities	5,711,959	8,300,837

Commitments and contingencies (see Note 16)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 500,000,000 shares authorized; 132,032,636 and 131,691,237 shares issued and outstanding (including 0 and 4,149,252 contingently issuable shares - see Note 10) at March 31, 2026 and December 31, 2025, respectively	132,032	131,691
Additional paid-in capital	326,575,169	315,429,986
Accumulated other comprehensive income (loss)	(26,293)	21,802
Accumulated deficit	(159,060,640)	(142,679,800)

Total stockholders’ equity	167,620,268	172,903,679

Total liabilities and stockholders’ equity	$173,332,227	$181,204,516

Inhibikase Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three months ended March 31,
	2026	2025
Costs and expenses:
Research and development	$10,839,150	$10,513,579
Selling, general and administrative	7,376,123	5,249,291
Change in fair value contingent consideration	(373,354)	(1,164,864)

Total costs and expenses	17,841,919	14,598,006

Loss from operations	(17,841,919)	(14,598,006)
Other income	1,461,079	919,271

Net loss	(16,380,840)	(13,678,735)
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on marketable securities	(48,095)	36,281

Comprehensive loss	$(16,428,935)	$(13,642,454)

Net loss per share – basic and diluted	$(0.10)	$(0.15)

Weighted-average number of shares – basic and diluted	172,306,932	89,537,171

Inhibikase Therapeutics, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(16,380,840)	$(13,678,735)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	12,654
Stock-based compensation expense	5,559,766	2,042,196
Write-off of in-process research and development	—	7,357,294
Change in fair value contingent consideration	(373,354)	(1,164,864)
Non-cash accretion on marketable securities	(814,923)	—
Changes in operating assets and liabilities:
Operating lease right-of-use assets	—	32,718
Prepaid expenses and other current assets	(949,439)	(211,924)
Prepaid research and development	487,083	28,833
Other assets	(60,638)	—
Accounts payable	429,251	680,824
Operating lease liabilities	—	(35,745)
Accrued expenses and other current liabilities	43,372	833,219

Net cash used in operating activities	(12,059,722)	(4,103,530)

Cash flows from investing activities
Purchases of equipment and improvements	—	(13,399)
Purchases of investments - marketable securities	(90,584,587)	—
Maturities of investments - marketable securities	10,100,000	21,506,365
Acquired in-process research and development	—	(438,624)

Net cash provided by (used in) investing activities	(80,484,587)	21,054,342

Cash flows from financing activities
Proceeds from issuance of common stock, pre-funded warrants and warrants, net of issuance costs	2,897,611	—

Net cash provided by financing activities	2,897,611	—

Net increase (decrease) in cash and cash equivalents	(89,646,698)	16,950,812
Cash and cash equivalents at beginning of period	139,220,208	56,490,579

Cash and cash equivalents at end of period	$49,573,510	$73,441,391

Supplemental disclosures of cash flow information
Issuance costs	$85,000	$—

Non-cash investing and financing activities
Contingent consideration	$—	$3,270,579
Settlement of contingent consideration liability	$2,688,147	$—
Non-cash financing costs included in accounts payable and accrued expenses	$15,680	$—
CorHepta transaction costs	$—	$175,000